UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2020
Date of Report (date of earliest event reported)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Series A Preferred Stock Purchase Rights	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
The information provided under Items 2.03 and 8.01 below are incorporated herein by reference to the extent responsive to Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Revolving Credit Facility

As previously disclosed, on March 30, 2020, Spirit Airlines, Inc. (the “Company”) entered into a senior secured revolving credit facility (the “Revolving Credit Facility”) with the lenders party thereto and Citibank, N.A. acting as the administrative agent, and Wilmington Trust, National Association, acting as the collateral agent, for an initial commitment amount of $110.0 million, subject to borrowing base availability.

On April 20, 2020, the initial commitment amount was increased to $135.0 million pursuant to the Credit and Guaranty Agreement, dated March 30, 2020, among the Company, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent, entered into with respect to the Revolving Credit Facility (the “Credit Agreement”). Additionally, on April 20, 2020, the Credit Agreement was amended to add an additional lender. The other material terms of the Revolving Credit Facility are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2020, which description is incorporated herein by reference.

On April 17, 2020, the Company borrowed the entire available amount of $110.0 million under the Revolving Credit Facility, and, on April 21, 2020, the Company borrowed the additional $25.0 million available amount under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility will mature on March 30, 2022.

Payroll Support Program

On April 20, 2020, the Company issued a 10-year note, in principal amount of $20.2 million, payable to the United States Department of the Treasury (“Treasury”), as part of the Company’s participation in the Treasury’s payroll support program (“PSP”) under Title IV, Subtitle B of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Interest is payable semi-annually at a rate of 1.0% in years 1 through 5 and a rate of the Secured Overnight Financing Rate (SOFR) plus 2.0% in years 6 through 10. The note is prepayable at any time, without penalty, at the Company’s option. The principal amount of the note will be increased as the Company receives additional funds under the PSP, up to an expected maximum principal amount of $70.4 million, assuming total PSP disbursements to the Company of $334.7 million. The note specifies certain events of default, including non-payment of principal or interest, inaccuracy of representations and warranties, non-compliance with covenants, cross-acceleration and cross-payment default of other indebtedness amounting to $15.0 million aggregate principal amount or greater, bankruptcy or insolvency and entry of judgment liens (not covered by insurance) exceeding $15.0 million or non-monetary judgments reasonably expected to have a Material Adverse Effect.

Item 3.02	Unregistered Sales of Equity Securities
The information provided under Item 8.01 below is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01	Other Events
On April 20, 2020, the Company entered into a Payroll Support Program Agreement with Treasury, pursuant to which the Company may receive a total of up to approximately $334.7 million under the PSP, which funds will be used exclusively to pay for salaries and benefits for our Team Members through September 30, 2020. Of that amount, up to $264.3 million will be a direct grant from Treasury and up to $70.4 million will be in the form of a low-interest loan, as described above in Item 2.03. In connection with its participation in the PSP, the Company also will be obligated to issue to Treasury warrants to purchase up to 500,150 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at a strike price of $14.08 per share (the closing price for the shares of Common Stock on April 9, 2020). The warrants will expire in five years from the date of issuance and, at the Company’s option, may be settled on a “net cash” or “net shares” basis. The warrants will be transferable, have no voting rights, and will contain registration rights as well as customary anti-dilution provisions.

In connection with the Company’s participation in the PSP, we will be subject to certain restrictions, including, but not limited to:

•	Restrictions on payment of dividends and stock buybacks through September 30, 2021

•	Requirements to maintain certain levels of scheduled service

•	Maintaining employment levels through September 30, 2020

•	Limits on certain executive compensation

•	Use of the grant funds exclusively for the continuation of payment of employee wages, salaries and benefits

On April 21, 2020, the Company received total proceeds of $167.4 million, representing the first installment of funding under the PSP, in exchange for which the Company issued to Treasury the $20.2 million 10-year note described above in Item 1.01 and warrants to purchase 143,541 shares of Common Stock.

The Company expects to apply for additional funds from the Treasury loan program under Title IV, Subtitle B of the CARES Act (“Loan Program”). The expected maximum availability to the Company under the Loan Program is approximately $741 million. Loans are to be secured by collateral to be agreed. Our participation in the Loan Program could materially increase the funds available to the Company as it works through the operational and business issues related to the COVID-19 pandemic or provide a base of available funding that could encourage private market transactions. Any loan pursuant to the Loan Program would be subject to the restrictions and relevant provisions of the CARES Act, including many of those noted above for the PSP. Loans provided under the Loan Program will have a 5-year term with interest payable at an annual rate of LIBOR plus 3.5%. The Company also would be required to issue to Treasury a number of warrants equal to 10% of the final loan principal amount divided by the same strike price as noted above ($14.08), representing a potential conversion of up to 5.3 million of underlying shares of Common Stock.

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding capacity and passenger demand, additional financing, capital spending, operating costs, hiring, and stakeholders, vendors and government support, as well as statements regarding the Company’s restatement and future amendment to its previously filed 10-K and remediation of its material weakness. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel